FORM OF VOTING AGREEMENT

October __, 2004

To:  Cypress Merchant B Partners II (Cayman) L.P.
     Cypress Merchant Banking II-A C.V.
     Cypress Side-by-Side (Cayman) L.P.
     55th Street Partners II (Cayman) L.P.
     Scottish Re Group Limited

Dear Sirs:

Re:  Securities Purchase Agreement with Scottish Re Group Limited
     ------------------------------------------------------------

          In consideration of Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., Cypress Side-by-Side (Cayman) L.P. and 55th Street Partners II (Cayman) L.P. (collectively, the "Investors") entering into a securities purchase agreement dated the date hereof (as the same may be amended from time to time, the "Securities Purchase Agreement") with Scottish Re Group Limited (the "Company") relating to the issuance and sale of ordinary shares, warrants and convertible junior subordinated notes of the Company to the Investors on the terms and subject to the conditions set forth therein (the "Transaction"), this letter agreement (this "Agreement") sets out the terms by which the undersigned shareholder of the Company (the "Shareholder") executing this Agreement undertakes to take or refrain from taking certain actions in respect of the Transaction.

          The terms of the Transaction are set forth in the Securities Purchase Agreement, and capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement.

          1. Representations and Warranties of the Shareholders. The Shareholder hereby represents and warrants to each of the Investors (and acknowledges that each of the Investors is relying upon such representations and warranties) as follows:

               (a) The ordinary shares, par value US$0.01 per share, of the Company (the "Ordinary Shares") set forth on Annex I hereto include all Ordinary Shares held of record, owned by, or for which the Shareholder has or shares any voting power or power of disposition, provided that any such shares shall cease to be "Ordinary Shares" from and after such time as such shares are transferred to the extent permitted by Section 2. The Shareholder is the legal and beneficial owner, has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to the Ordinary Shares set forth on Annex I hereto. The Shareholder has good title to the Ordinary Shares set forth on Annex I hereto, free and clear of all liens, pledges, mortgages and encumbrances. Other than the Ordinary Shares set forth on Annex I hereto, no Ordinary Shares or other voting securities of the Company are


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     beneficially owned or controlled directly or indirectly by the Shareholder
     (other than as may be issued upon exercise of employee stock options), and the Shareholder does not beneficially own or control directly or indirectly any other securities having the right to vote with respect to the Special Resolutions.

               (b) The Shareholder has the legal capacity (including, if the Shareholder is a corporation, due corporate authorization) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder, and, assuming the due authorization, execution and delivery by each of the Investors, this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). If the Shareholder is married, and the Ordinary Shares of the Shareholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Shareholder's spouse, enforceable in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

               (c) Neither the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby nor the compliance by the Shareholder with any of the provisions hereof shall (i) result in any breach of, or constitute a default or an event which with notice or lapse of time or both would become a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, license, agreement, lease, permit or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its properties or assets (including the Ordinary Shares and any options issued by the Company to purchase Ordinary Shares ("Options")) may be bound, (ii) except for filings under U.S. securities laws, require on the part of the Shareholder any filing with, or permit, authorization, consent or approval of, any Governmental Authority, (iii) violate any order, writ, injunction, decree, judgment or law applicable to the Shareholder or any of its properties or assets, or (iv) conflict with or result in a default under any provision of the certificate of incorporation, bylaws or similar organizational documents of the Shareholder (if not a natural person), excluding from clauses (i), (ii) and
     (iii) above such violations, breaches, defaults or failures to make any filing or to obtain any permit, authorization, consent or approval which would not, individually or in the aggregate, reasonably be expected to materially delay or impair the ability of the Shareholder to perform its obligations under this Agreement.

               (d) There is no private or governmental Action pending before any Governmental Authority, or, to the knowledge of the Shareholder, threatened against the


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     Shareholder or any of its properties or any of its officers or directors in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to materially delay or impair the Shareholder's ability to perform its obligations under this Agreement. There is no judgment, decree or order against the Shareholder or, to the knowledge of the Shareholder, any of its directors or officers in the case of a corporate entity (in their capacities as such), that would reasonably be expected to materially delay or impair the Shareholder's ability to perform its obligations under this Agreement.

          2. Transfer Restrictions. The Shareholder hereby covenants and agrees with each of the Investors that, from the date of this Agreement until the termination hereof, the Shareholder shall not (A) sell, transfer, gift, assign, pledge, hypothecate, encumber or otherwise dispose of (any such event, a "Transfer") any of the Ordinary Shares or Options held by the Shareholder as of the date hereof or any ordinary shares of the Company received from the exercise of Options or otherwise acquired after the date hereof by the Shareholder (the "Additional Ordinary Shares"), or enter into any agreement, arrangement or understanding in connection therewith (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), without having first obtained the prior written consent of the Investors, in each case other than a Transfer to a Permitted Transferee so long as such Permitted Transferee agrees in writing with the Investors to be bound by the terms and conditions of this Agreement as if such Permitted Transferee were the Shareholder and notice and a copy of such agreement is concurrently provided to the Investors, or (B) grant any proxies or powers of attorney (other than those contemplated by this Agreement), deposit any Ordinary Shares, Options or Additional Ordinary Shares (collectively, the "Owned Securities") into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Owned Securities. For purposes of this Agreement, "Permitted Transferee" means, in respect of any Shareholder or Permitted Transferee, the persons set forth on Annex II hereto (the "Specified Shareholders") and any lineal descendants of any Specified Shareholder or Permitted Transferee, spouses of any of the foregoing, legal representatives or estates of any of the foregoing, trusts maintained for the benefit of any of the foregoing, and/or for charitable foundations or organizations, and corporations, private charitable foundations or other entities controlled by such persons or charitable foundations or organizations of which one or more of the foregoing is a director, in each case only to the extent such parties agree to be bound by the terms of this Agreement in accordance with this Section 2. In the case of any Shareholder that is a corporate entity, the term "Permitted Transferee" shall also include its wholly-owned subsidiaries. In addition, each Shareholder shall be a Permitted Transferee of any Permitted Transferee of itself or of the other Specified Shareholders.

          3. Covenants. The Shareholder hereby undertakes from time to time:

               (a) to vote (or cause to be voted), in person or by proxy, all the Ordinary Shares and the Additional Ordinary Shares at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company (i) in favor of the Special Resolutions and any other resolutions for approval of the Transaction (and any actions required in furtherance thereof), (ii) against any Competing Transaction and (iii) against any other transaction or action that could


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                                                                               4


     reasonably be expected to materially delay or impede, interfere with, or discourage the Transaction and against any action that could reasonably be expected to result in any breach of any representation, warranty or covenant by the Company in the Securities Purchase Agreement. Upon the request or direction of any of the Investors, the Shareholder shall have the Ordinary Shares or any Additional Ordinary Shares counted or not counted as part of a quorum in connection with any meeting of the Company's shareholders relating to matters set forth in this Section 3(a);

               (b) the Shareholder shall not without the prior written consent of the Investors call or join in a call for any meeting of the shareholders of the Company for the purpose of considering any resolution relating to or which could reasonably be expected to affect the Transaction; and

               (c) for greater certainty, in connection with any matter referred to in Section 3(a)(ii), the Shareholder shall consult with the Investors prior to exercising any voting rights attached to the Ordinary Shares or the Additional Ordinary Shares and shall exercise or procure the exercise of such voting rights as the Investors shall instruct.

          4. No Solicitation. The Shareholder (except in his or her capacity as a director or officer of the Company and only to the extent permitted by the Securities Purchase Agreement) agrees that, from the date of this Agreement until the termination hereof, the Shareholder will not, directly or indirectly, negotiate with, solicit, initiate or encourage submission of proposals or offers from, provide information to, or otherwise knowingly take any action to facilitate or assist, any Third Party with respect to a Competing Transaction.

          5. Capacity as Director or Officer. The Shareholder is signing this Agreement solely in his or her capacity as the legal and beneficial owner of the Shareholder's Ordinary Shares. Nothing in this Agreement shall be construed to prohibit a Shareholder who is a member of the Board of Directors or an officer of the Company or any subsidiary of the Company from taking any action or failing to take any action in such capacity in accordance with his or her fiduciary duties to the Company or such subsidiary or otherwise at the direction of the board of directors of the Company or such subsidiary.

          6. Disclosure. The Shareholder hereby irrevocably agrees and consents to the details of this Agreement being set out in any proxy statement or other required public filing produced by the Company or the Investors in connection with the Transaction.

          7. Time of the Essence. Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which the Investors and the Shareholder agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

          8. Specific Performance. The Shareholder agrees that monetary damages would not be an adequate remedy for any loss incurred by reason of a breach of this Agreement by the Shareholder and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          9. Waiver; Amendment. Each party hereto agrees and confirms that:


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               (a) any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholder and the Investors or in the case of a waiver, by the party against whom the waiver is to be effective; and

               (b) no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

          10. Integration. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

          11. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the earliest to occur of: (a) the Shareholder Approval having been duly obtained; (b) the Securities Purchase Agreement having been terminated pursuant to Article IX thereof prior to the Closing Date; or (c) the second anniversary of the date of this Agreement. Upon termination, this Agreement will become null and void and of no effect with no liability on the part of any party hereto, and all proxies granted hereby will be automatically revoked; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

          12. Reliance. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement. Except for the express representations and warranties contained in this Agreement, none of the parties hereto makes any representations or warranties, written or oral, statutory, express or implied, concerning itself or any of its affiliates, or its or its affiliates' respective businesses, assets or liabilities.

          13. Representations and Warranties of the Investors. Each Investor represents and warrants to the Shareholder that this Agreement has been duly executed and delivered by such Investor, and, assuming the due authorization (if the Shareholder is a corporation), execution and delivery by the Shareholder, and the due authorization, execution and delivery by the other Investors, this Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:


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     If to any of the Investors, to:

              c/o The Cypress Group L.L.C.
              65 East 55th Street, 28th Floor
              New York, New York  10022
              Attn:  William L. Spiegel
              Facsimile:   (212) 705-0198

              with a copy to:

              Simpson Thacher & Bartlett LLP
              425 Lexington Avenue
              New York, NY 10022
              Attention:    Lee Meyerson
              Fax: (212) 455-2502

     If to the Shareholder, to the address or fax number set forth on the signature page below the Shareholder's name.

          15. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          16. Assignment; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party, except that each Investor may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate of such Investor without the consent of the Shareholder, and the Shareholder may Transfer Ordinary Shares or Options to Permitted Transferees in accordance with Section 2 hereof without the consent of the Investors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          17. Governing Law; Consent to Jurisdiction and Services of Process; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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          (b) Each party to this Agreement hereby irrevocably and
unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement:

               (i) submits for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (and covenants not to commence any Action in any other venue or jurisdiction);

               (ii) consents that any such Action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such Action will be in accordance with the Laws of the State of New York;

               (iv) waives in connection with any such Action any and all rights to a jury trial; and

               (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.

          18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall contribute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          19. Covenants of the Company. The Company hereby agrees to take all of the actions required under Sections 6.9 and 6.10 of the Securities Purchase Agreement. The Company agrees and covenants that it shall not, and shall direct its transfer agent not to, register the transfer of any Ordinary Shares or Additional Ordinary Shares except in accordance with the provisions of Section 2.


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          This Voting Agreement has been agreed and accepted by each of the undersigned this ___ day of October, 2004.

                                           [DIRECTOR OR OFFICER]

                                           __________________________________
                                           Name:
                                           Address:


                                           Fax:

Accepted and Agreed:

SCOTTISH RE GROUP LIMITED


By:_______________________________
   Name:
   Title:




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Accepted and Agreed:

CYPRESS MERCHANT B PARTNERS
II (CAYMAN) L.P.

 By:   Cypress Associates II (Cayman) L.P., its general partner

        By:   CMBP II (Cayman) Ltd., its general partner


              By:  __________________________
                   Name:
                   Title:


CYPRESS MERCHANT BANKING II-A C.V.

 By:   Cypress Associates II (Cayman) L.P., its managing
       general partner

        By:   CMBP II (Cayman) Ltd., its general partner


              By:  __________________________
                   Name:
                   Title:


CYPRESS SIDE-BY-SIDE (CAYMAN) L.P.

 By:   Cypress Associates II (Cayman) L.P., its general partner

        By:   CMBP II (Cayman) Ltd., its general partner


              By:  __________________________
                   Name:
                   Title:


55TH STREET PARTNERS II (CAYMAN) L.P.

 By:   Cypress Associates II (Cayman) L.P., its general partner

        By:   CMBP II (Cayman) Ltd., its general partner


              By:  __________________________
                   Name:
                   Title:

                                                                         Annex I

Shareholder Name                       Number of Ordinary Shares
----------------                       -------------------------





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                                                                        Annex II

Specified Shareholders
----------------------